UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2013

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On  February 5, 2013, GAMCO Investors, Inc.’s Board of Directors declared a quarterly dividend of $0.05 per share to all of its Class A and Class B shareholders, payable on March 26, 2013 to shareholders of record on March 12, 2013.

    In addition, the Board of Directors authorized the repurchase of up to an additional 500,000 shares of its Class A Common Stock at such times, prices and amounts to be determined by the company.  After this additional authorization, there are 652,443 shares authorized and available for repurchase under GAMCO’s stock repurchase program.  Since our 1999 IPO in which we sold six million shares at a price of $17.50 per share, we have returned $773.7 million to our shareholders through dividends and stock repurchases.  We have repurchased 8.5 million shares at an average price of $41.65 per share for an investment of $353.3 million and paid cumulative dividends of $420.4 million or $16.30 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Robert S. Zuccaro

Robert S. Zuccaro
Executive Vice-President and Chief Financial Officer

Date:	February 5, 2013